UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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TICC CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

TPG Specialty Lending, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 23, 2016, TPG Specialty Lending, Inc. issued the following press release:

All Three Leading Independent Advisory Firms Support TPG Specialty Lending, Inc.’s Campaign for Change at TICC Capital Corp.

Egan-Jones Joins Leading Independent Proxy Advisors, ISS and Glass Lewis, in Strongly Supporting TSLX’s Proposals to Effect Change at TICC

All Three Proxy Advisors Agree That Terminating the Existing External Adviser Can Unlock True Value for TICC’s Stockholders

No Single Independent Analyst or Proxy Advisor Has Recommended Voting With Management

ISS, Glass Lewis and Egan-Jones Believe T. Kelley Millet Will Provide a Highly Qualified, Independent Perspective to TICC’s Board and Will Prioritize Stockholders’ Interests

TSLX Urges TICC Stockholders to Follow the Recommendations of These Advisors and Vote the GOLD Proxy Card to Terminate TICC’s External Adviser’s Advisory Contract and to Elect T. Kelley Millet to the TICC Board

NEW YORK—(BUSINESS WIRE) — TPG Specialty Lending, Inc. (“TSLX”; NYSE: TSLX), a specialty finance company focused on lending to middle-market companies, today announced that all three leading independent proxy advisory firms for stockholders, including Institutional Shareholder Services Inc. (“ISS”), Glass, Lewis & Co., LLC (“Glass Lewis”), and, most recently, Egan-Jones Ratings Company (“Egan-Jones”), have issued reports recommending that TICC Capital Corp. (“TICC” or the “Company”; NASDAQ: TICC) stockholders vote FOR TSLX’s proposal to terminate TICC’s external adviser’s advisory contract and FOR the election of TSLX’s nominee T. Kelley Millet to the TICC Board at the upcoming annual meeting of stockholders, scheduled for September 2, 2016.

Joshua Easterly, Chairman and Co-Chief Executive Officer of TSLX, commented: “We are pleased that Egan-Jones, a leading independent proxy advisor, joins ISS and Glass Lewis in publicly supporting our call for change at TICC. We think it is critical for investors to listen to independent experts. We are not aware of any independent analyst or proxy advisor that has come out in support of TICC. Stockholders should think critically about these independent reports and vote the GOLD card today. We continue to be very disappointed with the TICC Board, now arguing that we have no plan or there is risk to stockholders if the management contract is terminated. Any risk that exists can be mitigated by the existing board as pointed out by ISS. This is basically the TICC Board publicly stating that they are unable or unwilling to fulfill their duties to stockholders.”

TSLX strongly encourages stockholders to sign and return the GOLD proxy card today. TSLX urges stockholders to ignore TICC’s self-serving actions and discard any WHITE proxy cards. Even if a WHITE card has been submitted, stockholders can still change their vote, simply by returning the GOLD proxy card now. Voting instructions and TSLX’s proxy materials are also available through the SEC’s website and at www.changeTICCnow.com.

In support of TSLX’s proposal to terminate TICC’s existing advisory contract, the ISS, Glass Lewis and Egan-Jones reports state:

•	“As a result of the current advisor’s investment strategy, TICC has delivered negative [Total Shareholder Return] and underperformed peers and the index over the past five years . . . As such, terminating the current advisor appears to be in the best interest of TICC shareholders.” – ISS proxy advisory report, Aug. 17, 2016

•	“[W]e see little reason for investors to support retention of the [a]dviserat this time . . . [O]perating under the [a]dviser’s guidance [TICC] has consistently posted laggard returns relative to its BDC peers . . . and dramatically eroded the Company’s NAV through a cumbersome strategic shift and a mathematically unsupportable distribution program.” – Glass Lewis proxy advisory report, Aug. 19, 2016

•	“. . . [W]e believe that voting FOR the [TSLX] nominee and voting FOR the termination of the investment advisory agreement is in the best interest of the Company and its shareholders. In arriving at that conclusion, we have considered the following factors: 1. Our belief that the [e]xisting [a]dviser’s investment strategy did not work on the benefit of the Company and its stockholders. 2. We believe that [TSLX] would work on offering an opportunity to the Company to be under a reputable external adviser with a reasonable amount of investment adviser fees to protect and maximize stockholder value.” – Egan-Jones proxy advisory report, Aug. 23, 2016

In support of the election of T. Kelley Millet to the TICC Board of Directors, the ISS, Glass Lewis and Egan-Jones reports state:

•	“The overriding fact facing shareholders is that the board failed to take action while overseeing five years of TICC underperformance, which by itself signals that change is needed at the board level. Moreover, the long tenure of this board, with each of its five members having served for 13 years as directors, suggests that the company should welcome fresh perspectives to the board. As such, there seems to be a compelling case that change is warranted at this time.” – ISS proxy advisory report, Aug. 17, 2016

•	“[W]e consider the appointment of Mr. Millet affords important benefits above and beyond his financial expertise, most notably with respect to his ability to immediately inject a fresh, outside perspective and a willingness to thoughtfully evaluate TICC’s present circumstances . . . [W]e consider the election of Mr. Millet represents a more favorable outcome for unaffiliated investors by a wide margin.” – Glass Lewis proxy advisory report, Aug. 19, 2016

•	“Ms. Pankopf is part and parcel of an intractably stagnant board room that has not changed a single sitting member since TICC’s listing in 2003. . . [W]e would thus argue it is entirely reasonable for investors to now hold Ms. Pankopf directly accountable for TICC’s persistent underperformance . . . ” – Glass Lewis proxy advisory report, Aug. 19, 2016

•	“We believe that T. Kelley Millet would bring new perspective and ideas to the Board given his level of industry expertise, public company experience and diversity.” – Egan-Jones proxy advisory report, Aug. 23, 2016

In line with these recommendations, TSLX urges stockholders to sign and return the GOLD proxy card FOR the termination of TICC’s investment advisory agreement and FOR the election of TSLX’s highly-qualified and independent nominee, T. Kelley Millet, to TICC’s Board of Directors.

TSLX’s proxy materials are also available through the SEC’s website and at www.changeTICCnow.com.

About TPG Specialty Lending

TPG Specialty Lending, Inc. (“TSLX” or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $16 billion of assets under management as of March 31, 2016, and the broader TPG platform, a global private investment firm with over $74 billion of assets under management as of March 31, 2016. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Information set forth herein may contain forward-looking statements, including, but not limited to, statements with regard to the expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management of TICC Capital Corp. (“TICC”), statements with regard to the expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management of TPG Specialty Lending, Inc. (“TSLX”), and statements with regard to TSLX’s proposed business combination transaction with TICC (including any financing required in connection with a possible transaction and the benefits, results, effects and timing of a possible transaction). Statements set forth herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of TSLX, TICC and/or the combined businesses of TSLX and TICC, including, but not limited to, statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside” and other similar expressions, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of TSLX based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TSLX’s expectations as a result of a variety of factors including, without limitation, those discussed below. Such forward-looking statements are based upon TSLX’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TSLX is unable to predict or control, that may cause TSLX’s plans with respect to TICC or the actual results or performance of TICC, TSLX or TICC and TSLX on a combined basis to differ materially from any plans, future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in TSLX’s filings with the Securities and Exchange Commission (“SEC”).

Risks and uncertainties related to a possible transaction include, among others, uncertainty as to whether TSLX will further pursue, enter into or consummate a transaction on the terms set forth in its proposal or on other terms, uncertainty as to whether TICC’s board of directors will engage in good faith, substantive discussions or negotiations with TSLX concerning its proposal or any other possible transaction, potential adverse reactions or changes to business relationships resulting from the announcement or completion of a transaction, uncertainties as to the timing of a transaction, adverse effects on TSLX’s stock price resulting from the announcement or consummation of a transaction or any failure to complete a transaction, competitive responses to the announcement or consummation of a transaction, the risk that regulatory or other approvals and any financing required in connection with the consummation of a transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to a potential integration of TICC’s businesses and operations with TSLX’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from a transaction, unexpected costs, liabilities, charges or expenses resulting from a transaction, litigation relating to a transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

In addition to these factors, other factors that may affect TSLX’s plans, results or stock price are set forth in TSLX’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond TSLX’s control. TSLX cautions investors that any forward-looking statements made by TSLX are not guarantees of future performance. TSLX disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Third Party-Sourced Statements and Information

Certain statements and information included herein have been sourced from third parties. TSLX does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. All information in this communication regarding TICC, including its businesses, operations and financial results, was obtained from public sources. While TSLX has no knowledge that any such information is inaccurate or incomplete, TSLX has not verified any of that information. TSLX reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. TSLX disclaims any obligation to update the data, information or opinions contained herein.

Proxy Solicitation Information

In connection with TSLX’s solicitation of proxies for the 2016 annual meeting of TICC stockholders in favor of (a) the election of TSLX’s nominee to serve as a director of TICC and (b) TSLX’s proposal to terminate the Investment Advisory Agreement, dated as of July 1, 2011, by and between TICC and TICC Management, LLC, as contemplated by Section 15(a) of the Investment Company Act of 1940, as amended, TSLX filed an amended definitive proxy statement in connection therewith on Schedule 14A with the SEC on July 14, 2016 (the “TSLX Proxy Statement”). TSLX has mailed the TSLX Proxy Statement and accompanying GOLD proxy card to stockholders of TICC. This communication is not a substitute for the TSLX Proxy Statement.

TSLX STRONGLY ADVISES ALL STOCKHOLDERS OF TICC TO READ THE TSLX PROXY STATEMENT AND THE OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH TSLX PROXY MATERIALS ARE AND WILL BECOME AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV AND ON TSLX’S WEBSITE AT HTTP://WWW.TPGSPECIALTYLENDING.COM. IN ADDITION, TSLX WILL PROVIDE COPIES OF THE TSLX PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TSLX’S PROXY SOLICITOR AT TPG@MACKENZIEPARTNERS.COM.

The participants in the solicitation are TSLX and T. Kelley Millet, and certain of TSLX’s directors and executive officers may also be deemed to be participants in the solicitation. As of the date hereof, TSLX beneficially owned 1,633,719 shares of common stock of TICC. As of the date hereof, Mr. Millet did not directly or indirectly beneficially own any shares of common stock of TICC.

Security holders may obtain information regarding the names, affiliations and interests of TSLX’s directors and executive officers in TSLX’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 24, 2016, its proxy statement for the 2016 annual meeting of TSLX stockholders, which was filed with the SEC on April 8, 2016, and certain of its Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the TSLX Proxy Statement and other relevant materials to be filed with the SEC (if and when available).

This document shall not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

Investors:

TPG Specialty Lending, Inc.

Lucy Lu, 212-601-4753

llu@tpg.com

or

MacKenzie Partners, Inc.

Charlie Koons, 800-322-2885

tpg@mackenziepartners.com

or

Media:

TPG Specialty Lending, Inc.

Luke Barrett, 212-601-4752

lbarrett@tpg.com

or

Abernathy MacGregor

Tom Johnson / Pat Tucker, 212-371-5999

tbj@abmac.com / pct@abmac.com